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                                                                   Exhibit 16(b)

                                POWER OF ATTORNEY

     I, Joseph A. Varnas, President of UBS Financial Sector Fund Inc., UBS Master Series Inc., UBS Cashfund Inc., UBS RMA Money Fund Inc. and UBS RMA Tax-Free Fund Inc. (each a "Corporation"), hereby constitute and appoint Amy R. Doberman, David M. Goldenberg, Keith A. Weller, Jack W. Murphy, Ethan D. Corey and Randy G. Legg, and each of them singly, my true and lawful attorneys, with full power to sign for me, in my name and in my capacity as President of each Corporation, any amendments to the current registration statement of the Corporation on Form N-1A (as filed with the Securities and Exchange Commission) and all instruments necessary or desirable in connection therewith, and hereby ratify and confirm my signature as it may be signed by said attorneys to these amendments and other instruments.

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
       Signature                       Title                    Date
       ---------                       -----                    ----
/s/ Joseph A. Varnas                  President             June 19, 2003
-------------------------
Joseph A. Varnas
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